Filed Pursuant to Rule 433
                                                         File No.: 333-130174-01

April 25, 2007

UPDATE to the Structural and Collateral Information Free Writing Prospectus dated April 11, 2007 (the "Term Sheet FWP") and the Free Writing Prospectus dated April 13, 2007 (the "April 13 FWP")

GE Commercial Mortgage Corporation Commercial Mortgage Pass-Through Certificates Series 2007-C1 - $3.95B** NEW ISSUE CMBS - Structural and Collateral Update

Collateral Update

1. Summary Pool Information. Annex A to this Update contains certain updated information concerning the Mortgage Pool.

2. General Loan Information Updates. Annexes B and C to this Update contains updates and corrections to certain Mortgage Loan information included in Annex A to the April 13 FWP.

3. Prospect Plaza La Jolla B Note. Annex D to this Update contains information regarding the Prospect Plaza La Jolla B Note.

4. Mall of America Loan Description. Annex E to this Update contains a summary of Loan No. 11, which becomes the tenth summary due to the removal of the summary of removed Loan No. 5 in the Term Sheet FWP and Annex B to the April 13 FWP.

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any such contract will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC and the other underwriters make no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The underwriters and their respective affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and subject to change. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and the other underwriters and their respective affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.

IRS CIRCULAR 230 NOTICE: THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITERS IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

ANNEX A - GECMC 2007-C1 MORTGAGE POOL

                                                  All Mortgage Loans              Loan Group 1                 Loan Group 2
                                              --------------------------   --------------------------   --------------------------
Aggregate principal balance(1)                            $3,953,465,462               $2,901,737,992               $1,051,727,470
Number of loans                                                      197                          137                           60
Number of properties                                                 286                          181                          105
Number of interest-only mortgage loans                                67                           38                           29
Number of balloon mortgage loans                                      44                           40                            4
Number of partial interest-only loans(2)(3)                           82                           59                           23
Number of fully amortizing loans                                       4                            0                            4
Range of mortgage loan principal balance      $1,381,317 to $249,000,000   $1,381,317 to $249,000,000   $1,750,000 to $204,000,000
Average cut-off balance                                      $20,068,353                  $21,180,569                  $17,528,791
Range of mortgage rates                                  5.185% to 6.730%             5.185% to 6.502%             5.350% to 6.730%
Weighted average mortgage rate                                     5.817%                       5.798%                       5.868%
Range of original term to maturity               36 months to 153 months      36 months to 153 months      60 months to 120 months
Weighted average original term to maturity                    103 months                   108 months                    89 months
Range of remaining term to maturity              33 months to 151 months      33 months to 151 months      55 months to 119 months
Weighted average remaining term to maturity                   101 months                   106 months                    87 months
Range of original amortization terms(4)         120 months to 420 months     221 months to 360 months     120 months to 420 months
Weighted average original amortization
  term(4)                                                     343 months                   342 months                   348 months
Range of remaining amortization term(4)         116 months to 416 months     221 months to 360 months     116 months to 416 months
Weighted average remaining amortization
  term(4)                                                     343 months                   342 months                   347 months
Range of loan-to-value ratios as of the
  cut-off date(5)                                        25.15% to 84.45%             25.15% to 84.45%             32.19% to 82.29%
Weighted average loan-to-value as of the
  cut-off date(5)                                                  72.94%                       73.06%                       72.62%
Range of loan-to-value ratios as of the
  maturity date(5)(6)                                    21.39% to 84.45%             21.39% to 84.45%             50.97% to 80.00%
Weighted average loan-to-value as of the
  maturity date(5)(6)                                              70.37%                       69.83%                       71.88%
Range of occupancy rates                                  31.3% to 100.0%              31.3% to 100.0%              49.2% to 100.0%
Weighted average occupancy                                          91.4%                        91.3%                        91.8%
Range of debt service coverage ratios(5)(7)                1.00x to 3.19x               1.00x to 3.19x               1.00x to 2.70x
Weighted average debt service coverage
  ratio(5)(7)                                                       1.38x                        1.34x                        1.48x

(1) Subject to a permitted variance of plus or minus 5%.

(2) Includes one mortgage loan, identified as Loan No. 165 on Annex A-1 to the prospectus supplement, that is amortizing for the first 72 months, interest-only for the next 36 months and amortizing for the last 12 months of the loan term.

(3) Includes one mortgage loan, identified as Loan No. 10 on Annex A-1 to the prospectus supplement, which amortizes based on a fixed amortization schedule (included in Annex A-5 to this prospectus supplement) for the first 48 months and is followed by a 105 month interest only period.

(4) Excludes 67 mortgage loans, representing 64.99% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (or approximately 60.93% of the aggregate principal balance of loan group 1 and approximately 76.20% of the aggregate principal balance of loan group 2 as of the cut-off date), that pay interest-only for the entirety of their respective loan terms. Also excludes one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement) which has scheduled principal payments during the first four years of the loan term and interest only payments from year five until the related maturity date.

(5) In the case of certain mortgage loans, the related debt service coverage ratio and /or loan-to-value ratio was calculated taking into account a holdback amount, letter of credit and /or sponsor guaranty or calculated by taking into account various assumptions regarding the financial performance of the related mortgaged property on a stabilized basis. See "Description of the Mortgage Pool-Certain Terms and Conditions of the Mortgage Loans - Performance Escrows; Adjustments to DSCR and/or LTV" below.

(6) Excludes fully amortizing mortgage loans.

(7) Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pay interest-only for the entirety of it loan term is calculated using the interest payments for the first twelve payment periods following the cut-off dates on such mortgage loans. Annual debt service, monthly debt service, and the debt service coverage ratio for each mortgage loan that pays interest only for a portion of its loan term is calculated using the scheduled amortizing principal and interest payments, except with respect to one mortgage loan (identified as Loan No. 10 on Annex A-1 to this prospectus supplement) representing approximately 3.03% of the principal balance of the mortgage loans as of the cut-off date, which is based on the first principal and interest payment as set forth in the amortization schedule in Annex A-5.

ANNEX B

Annex ID   Property Name                        Field Name                                   Red
--------   ----------------------------------   ------------------------------------------   -----------------------------
       1   666 Fifth Avenue                     Appraisal "As Cured" App Value                               1,980,000,000
     178   Parkside Station                     Assumption Fee
     145   Lady Lake Shoppes                    Assumption Fee
      41   Clarion LaGuardia Airport Hotel      Maturity Balance                                             17,140,011.96
      75   Holiday Inn Vail Apex                Maturity Balance                                              9,430,523.87
     125   Holiday Inn Hotel & Suites Pooler    Maturity Balance                                              3,951,656.14
     168   Best Western - Astoria               Maturity Balance                                              3,108,181.71
     111   Prospect Plaza La Jolla              Maturity Balance                                              6,720,947.89
       6   The Enclave                          Maturity Balance                                            200,000,000.00
     194   Doubletree I Apartments              Maturity Balance                                                 14,043.29
     199   Paradise View Apartments             Maturity Balance                                                 11,055.35
     146   Lost Springs Apartments              Maturity Balance                                                 28,385.37
     137   Park Apartments Phases I & II        Maturity Balance                                                 31,970.88
      41   Clarion LaGuardia Airport Hotel      LTV at Maturity                                                      75.96%
       1   666 Fifth Avenue                     LTV at Maturity                                                      61.36%
     111   Prospect Plaza La Jolla              LTV at Maturity                                                      68.23%
       6   The Enclave                          LTV at Maturity                                                      70.42%
     194   Doubletree I Apartments              LTV at Maturity                                                       0.20%
     199   Paradise View Apartments             LTV at Maturity                                                       0.20%
     146   Lost Springs Apartments              LTV at Maturity                                                       0.26%
     137   Park Apartments Phases I & II        LTV at Maturity                                                       0.23%
     111   Prospect Plaza La Jolla              Borrower                                                               TBD
      38   Ocotillo Plaza                       Borrower                                                               TBD
     178   Parkside Station                     Borrower
      41   Clarion LaGuardia Airport Hotel      Interest Rate                                                       6.9680%
     111   Prospect Plaza La Jolla              Interest Rate                                                       5.8400%
       3   Manhattan Apartment Portfolio        Interest Rate                                                       6.1500%
     3.5   10-16 Manhattan Avenue               Interest Rate                                                       6.1500%
    3.36   127 West 106th Street                Interest Rate                                                       6.1500%
     3.1   165-167 & 169-171 Manhattan Avenue   Interest Rate                                                       6.1500%
    3.12   15 West 107th Street                 Interest Rate                                                       6.1500%
    3.23   63 West 107th Street                 Interest Rate                                                       6.1500%
    3.28   65 West 107th Street                 Interest Rate                                                       6.1500%
    3.29   67 West 107th Street                 Interest Rate                                                       6.1500%
    3.21   3-5 West 108th Street                Interest Rate                                                       6.1500%
    3.17   4-6 West 108th Street                Interest Rate                                                       6.1500%
    3.19   7-9 West 108th Street                Interest Rate                                                       6.1500%
    3.18   8-10 West 108th Street               Interest Rate                                                       6.1500%
    3.22   5 West 101st Street                  Interest Rate                                                       6.1500%
    3.26   203 West 108th Street                Interest Rate                                                       6.1500%
    3.27   216 West 108th Street                Interest Rate                                                       6.1500%
    3.35   627 West 113th Street                Interest Rate                                                       6.1500%
    3.31   302 West 114th Street                Interest Rate                                                       6.1500%
    3.15   312 West 114th Street                Interest Rate                                                       6.1500%
     3.4   350 Manhattan Avenue                 Interest Rate                                                       6.1500%
    3.11   634 West 135th Street                Interest Rate                                                       6.1500%
     3.6   605 West 156th Street                Interest Rate                                                       6.1500%
     3.2   625 West 156th Street                Interest Rate                                                       6.1500%
     3.1   635 Riverside Drive                  Interest Rate                                                       6.1500%
    3.34   61-63 West 104th Street              Interest Rate                                                       6.1500%
     3.3   894 Riverside Drive                  Interest Rate                                                       6.1500%
     3.9   400-408 West 128th Street            Interest Rate                                                       6.1500%
     3.8   25-29 Saint Nicholas Terrace         Interest Rate                                                       6.1500%
     3.7   35 Saint Nicholas Terrace            Interest Rate                                                       6.1500%
    3.13   520 West 139th Street                Interest Rate                                                       6.1500%
    3.24   287 Edgecombe Avenue                 Interest Rate                                                       6.1500%
    3.14   291 Edgecombe Avenue                 Interest Rate                                                       6.1500%
    3.16   106 West 105th Street                Interest Rate                                                       6.1500%
     3.3   109 West 105th Street                Interest Rate                                                       6.1500%
     3.2   120 West 105th Street                Interest Rate                                                       6.1500%
    3.25   21 West 106th Street                 Interest Rate                                                       6.1500%
    3.32   123 West 106th Street                Interest Rate                                                       6.1500%
    3.33   125 West 106th Street                Interest Rate                                                       6.1500%
     145   Lady Lake Shoppes                    Interest Rate                                                       5.5400%
     3.9   400-408 West 128th Street            Date of Phase I Report                                           3/16/2007
    3.16   106 West 105th Street                Date of Phase I Report                                           3/22/2007
     3.3   109 West 105th Street                Date of Phase I Report                                           3/16/2007
     3.2   120 West 105th Street                Date of Phase I Report                                           3/16/2007
     111   Prospect Plaza La Jolla              Existing Additional Debt Amount                                    400,000
       6   The Enclave                          Existing Additional Debt Amount                                 70,000,000
     111   Prospect Plaza La Jolla              Existing Additional Debt Description                             Mezzanine
                                                                                                       $25,000,000 B-Note;
       6   The Enclave                          Existing Additional Debt Description                 $45,000,000 Mezzanine
     100   Crane Building                       First Payment Date                                                5/1/2007
     104   Cortina Inn & Resort                 First Payment Date                                                5/1/2007
     111   Prospect Plaza La Jolla              First Payment Date                                                5/1/2007
       3   Manhattan Apartment Portfolio        First Payment Date                                                5/1/2007
      65   931 Corporate Center Drive (HSBC)    First Payment Date                                                5/1/2007
      38   Ocotillo Plaza                       First Payment Date                                                5/1/2007
     178   Parkside Station                     First Payment Date                                                5/1/2007
     145   Lady Lake Shoppes                    First Payment Date                                                5/1/2007

Annex ID   Black
--------   --------------------------------------
       1                            2,000,000,000
     178                                     1.00%
     145                                     1.00%
      41                            17,122,385.24
      75                             9,430,523.84
     125                             3,951,656.37
     168                             3,108,180.98
     111                             6,729,145.31
       6                           150,000,000.00
     194                                       --
     199                                       --
     146                                       --
     137                                       --
      41                                    75.88%
       1                                    60.75%
     111                                    68.32%
       6                                    52.82%
     194                                     0.00%
     199                                     0.00%
     146                                     0.00%
     137                                     0.00%
     111                       La Jolla UTC Corp.
      38            Ocotillo Plaza Tropicana, LLC
     178               Holrob-Turkey Creek V, LLC
      41                         6.50187283236994%
     111                                   5.9300%
       3                                   6.2400%
     3.5                                   6.2400%
    3.36                                   6.2400%
     3.1                                   6.2400%
    3.12                                   6.2400%
    3.23                                   6.2400%
    3.28                                   6.2400%
    3.29                                   6.2400%
    3.21                                   6.2400%
    3.17                                   6.2400%
    3.19                                   6.2400%
    3.18                                   6.2400%
    3.22                                   6.2400%
    3.26                                   6.2400%
    3.27                                   6.2400%
    3.35                                   6.2400%
    3.31                                   6.2400%
    3.15                                   6.2400%
     3.4                                   6.2400%
    3.11                                   6.2400%
     3.6                                   6.2400%
     3.2                                   6.2400%
     3.1                                   6.2400%
    3.34                                   6.2400%
     3.3                                   6.2400%
     3.9                                   6.2400%
     3.8                                   6.2400%
     3.7                                   6.2400%
    3.13                                   6.2400%
    3.24                                   6.2400%
    3.14                                   6.2400%
    3.16                                   6.2400%
     3.3                                   6.2400%
     3.2                                   6.2400%
    3.25                                   6.2400%
    3.32                                   6.2400%
    3.33                                   6.2400%
     145                                   5.6600%
     3.9                                3/22/2007
    3.16                                2/28/2007
     3.3                                2/28/2007
     3.2                                2/28/2007
     111                                  422,000
       6                              120,000,000
     111                                   B-Note
                  $75,000,000 B-Note; $45,000,000
       6                                Mezzanine
     100                                 6/1/2007
     104                                 6/1/2007
     111                                 6/1/2007
       3                                 6/1/2007
      65                                 6/1/2007
      38                                 6/1/2007
     178                                 6/1/2007
     145                                 6/1/2007

Annex ID   Property Name                        Field Name                                   Red
--------   ----------------------------------   ------------------------------------------   -----------------------------
      42   Media Center                         Future Mortgage Debt Permitted?                                         No
      42   Media Center                         Future Mortgage Debt Amount Permitted

      42   Media Center                         Future Mortgage Debt Description
     145   Lady Lake Shoppes                    Grace Period
                                                                                             Release upon: 1) Confirmation
                                                                                               of $300,000 TI/LC spent, 2)
                                                                                                  Confirmation of $400,000
      68   Albuquerque Portfolio                Description                                    Capex spent, 3) LTV <= 80%,
                                                                                              4) DSCR >= 1.30x (I/O) T-12,
                                                                                              5) 12 months of occupancy >=

      68   Albuquerque Portfolio                Earnout/Holdback                                                   730,000
     111   Prospect Plaza La Jolla              Engineering Reserve Taken at Closing
      38   Ocotillo Plaza                       Engineering Reserve Taken at Closing                             1,700,100
     186   1242 Fulton Street                   Insurance at Closing                                                 1,857
     111   Prospect Plaza La Jolla              Insurance at Closing                                                 1,328
       3   Manhattan Apartment Portfolio        Insurance at Closing                                                45,469
      38   Ocotillo Plaza                       Insurance at Closing                                                 4,572
     178   Parkside Station                     Insurance at Closing
     145   Lady Lake Shoppes                    Insurance at Closing
     111   Prospect Plaza La Jolla              Tax at Closing                                                      17,982
       3   Manhattan Apartment Portfolio        Tax at Closing                                                     312,799
      38   Ocotillo Plaza                       Tax at Closing                                                      18,998
     178   Parkside Station                     Tax at Closing
     145   Lady Lake Shoppes                    Tax at Closing
      38   Ocotillo Plaza                       TI/LC Taken at Closing                                             300,000
     4.1   One Skyline Tower                    Interest Calculation (30/360 / Actual/360)
     4.2   Seven Skyline Place                  Interest Calculation (30/360 / Actual/360)
     4.3   Six Skyline Place                    Interest Calculation (30/360 / Actual/360)
     4.4   Five Skyline Place                   Interest Calculation (30/360 / Actual/360)
     4.5   One Skyline Place                    Interest Calculation (30/360 / Actual/360)
     4.6   Four Skyline Place                   Interest Calculation (30/360 / Actual/360)
     4.7   Two Skyline Place                    Interest Calculation (30/360 / Actual/360)
     4.8   Three Skyline Place                  Interest Calculation (30/360 / Actual/360)
     178   Parkside Station                     Loan Purpose
       3   Manhattan Apartment Portfolio        Cash Management (Y/N)                                                 Soft
      38   Ocotillo Plaza                       Cash Management (Y/N)                                                   No
     111   Prospect Plaza La Jolla              Note Date                                                         4/9/2007
       3   Manhattan Apartment Portfolio        Note Date                                                         4/9/2007
      38   Ocotillo Plaza                       Note Date                                                         4/3/2007
     178   Parkside Station                     Note Date
       6   The Enclave                          Original Balance                                            200,000,000.00
      27   1604 Broadway                        Occupancy Date Most Recent                                       3/21/2007
       3   Manhattan Apartment Portfolio        Physical Occupancy at UW                                              88.4%
     186   1242 Fulton Street                   Monthly Insurance Constant/Escrow                                      172
     111   Prospect Plaza La Jolla              Monthly Insurance Constant/Escrow                                      664
       3   Manhattan Apartment Portfolio        Monthly Insurance Constant/Escrow                                   22,734
      38   Ocotillo Plaza                       Monthly Insurance Constant/Escrow                                    2,286
     178   Parkside Station                     Monthly Insurance Constant/Escrow
     145   Lady Lake Shoppes                    Monthly Insurance Constant/Escrow
      38   Ocotillo Plaza                       Monthly Replacement Reserve                                            903
     178   Parkside Station                     Monthly Replacement Reserve
     145   Lady Lake Shoppes                    Monthly Replacement Reserve
      99   Club Marina MHC                      Monthly Replacement Reserve                                          5,420
     111   Prospect Plaza La Jolla              Monthly Tax Constant/Escrow                                          8,991
       3   Manhattan Apartment Portfolio        Monthly Tax Constant/Escrow                                        156,399
      38   Ocotillo Plaza                       Monthly Tax Constant/Escrow                                          9,499
     178   Parkside Station                     Monthly Tax Constant/Escrow
     145   Lady Lake Shoppes                    Monthly Tax Constant/Escrow
     111   Prospect Plaza La Jolla              Monthly TI/LC                                                        1,619
     178   Parkside Station                     Monthly TI/LC
     145   Lady Lake Shoppes                    Monthly TI/LC
      38   Ocotillo Plaza                       Other Reserve
      38   Ocotillo Plaza                       Description Other Reserve
      41   Clarion LaGuardia Airport Hotel      Monthly Debt Service Payment                                    114,725.78
     111   Prospect Plaza La Jolla              Monthly Debt Service Payment                                     42,429.80
       3   Manhattan Apartment Portfolio        Monthly Debt Service Payment                                  1,060,020.83
       6   The Enclave                          Monthly Debt Service Payment                                  1,037,546.30
     145   Lady Lake Shoppes                    Monthly Debt Service Payment                                     21,980.98
     156   Best Western Ellensburg              Related                                                     GECMC 2007-1 T
     168   Best Western - Astoria               Related                                                     GECMC 2007-1 T
     114   Downtown Plaza                       Related                                                     GECMC 2007-1 S

Annex ID   Black
--------   --------------------------------------
      42                                      Yes
      42                 Not to exceed $1,197,000
                  Unsecured Loans from Members of
      42                                 Borrower
     145                                        5



      68                                  730,000


                                             90%.
      68                             Yes-Holdback
     111                                    9,375
      38                                  400,000
     186
     111                                    6,786
       3                                  334,403
      38                                    6,296
     178                                    2,865
     145                                    8,994
     111                                    9,011
       3                                  702,610
      38                                   17,591
     178                                   13,544
     145                                    5,497
      38
     4.1                               Actual/360
     4.2                               Actual/360
     4.3                               Actual/360
     4.4                               Actual/360
     4.5                               Actual/360
     4.6                               Actual/360
     4.7                               Actual/360
     4.8                               Actual/360
     178                                Refinance
       3          Soft at Closing, Springing Hard
      38                           Springing Hard
     111                                4/12/2007
       3                                4/12/2007
      38                                 4/4/2007
     178                                4/16/2007
       6                           150,000,000.00
      27                                3/27/2007
       3                                     96.9%
     186
     111                                      762
       3                                   37,295
      38                                    1,260
     178                                      573
     145                                    1,124
      38                                      911
     178                                      260
     145                                      200
      99                                      567
     111                                    9,011
       3                                  123,591
      38                                    8,796
     178                                    1,693
     145                                    1,832
     111
     178                                    1,655
     145                                      847
      38                                  300,000
      38                         PetSmart Reserve
      41                               109,369.08
     111                                42,844.14
       3                             1,075,533.33
       6                               778,159.72
     145                                22,457.10
     156                           GECMC 2007-1 S
     168                           GECMC 2007-1 S
     114                           GECMC 2007-1 R

Annex ID   Property Name                        Field Name                                   Red
--------   ----------------------------------   ------------------------------------------   -----------------------------
     152   Clinton Parkway                      Related                                                     GECMC 2007-1 S
     145   Lady Lake Shoppes                    Related                                                     GECMC 2007-1 R
     200   Mosier Manor                         Related                                                     GECMC 2007-1 U
     198   Whispering Pines MHC                 Related                                                     GECMC 2007-1 U
     111   Prospect Plaza La Jolla              Sponsor                                                        Renda, Tony
                                                                                                 Goodman, John; Barbaccia,
      15   Palma Sorrento Apartments            Sponsor                                            Cyril; Barbaccia, Lena;
                                                                                                           Marasco, Joseph
                                                                                                 Goodman, John; Barbaccia,
      18   Villa Veneto Apartments              Sponsor                                            Cyril; Barbaccia, Lena;
                                                                                                           Marasco, Joseph
     178   Parkside Station                     Sponsor
      41   Clarion LaGuardia Airport Hotel      UW DSCR (Based on UW NCF)                                             1.24
     111   Prospect Plaza La Jolla              UW DSCR (Based on UW NCF)                                             1.20
       3   Manhattan Apartment Portfolio        UW DSCR (Based on UW NCF)                                             1.42
     3.5   10-16 Manhattan Avenue               UW DSCR (Based on UW NCF)                                             1.42
    3.36   127 West 106th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.1   165-167 & 169-171 Manhattan Avenue   UW DSCR (Based on UW NCF)                                             1.42
    3.12   15 West 107th Street                 UW DSCR (Based on UW NCF)                                             1.42
    3.23   63 West 107th Street                 UW DSCR (Based on UW NCF)                                             1.42
    3.28   65 West 107th Street                 UW DSCR (Based on UW NCF)                                             1.42
    3.29   67 West 107th Street                 UW DSCR (Based on UW NCF)                                             1.42
    3.21   3-5 West 108th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.17   4-6 West 108th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.19   7-9 West 108th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.18   8-10 West 108th Street               UW DSCR (Based on UW NCF)                                             1.42
    3.22   5 West 101st Street                  UW DSCR (Based on UW NCF)                                             1.42
    3.26   203 West 108th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.27   216 West 108th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.35   627 West 113th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.31   302 West 114th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.15   312 West 114th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.4   350 Manhattan Avenue                 UW DSCR (Based on UW NCF)                                             1.42
    3.11   634 West 135th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.6   605 West 156th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.2   625 West 156th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.1   635 Riverside Drive                  UW DSCR (Based on UW NCF)                                             1.42
    3.34   61-63 West 104th Street              UW DSCR (Based on UW NCF)                                             1.42
     3.3   894 Riverside Drive                  UW DSCR (Based on UW NCF)                                             1.42
     3.9   400-408 West 128th Street            UW DSCR (Based on UW NCF)                                             1.42
     3.8   25-29 Saint Nicholas Terrace         UW DSCR (Based on UW NCF)                                             1.42
     3.7   35 Saint Nicholas Terrace            UW DSCR (Based on UW NCF)                                             1.42
    3.13   520 West 139th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.24   287 Edgecombe Avenue                 UW DSCR (Based on UW NCF)                                             1.42
    3.14   291 Edgecombe Avenue                 UW DSCR (Based on UW NCF)                                             1.42
    3.16   106 West 105th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.3   109 West 105th Street                UW DSCR (Based on UW NCF)                                             1.42
     3.2   120 West 105th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.25   21 West 106th Street                 UW DSCR (Based on UW NCF)                                             1.42
    3.32   123 West 106th Street                UW DSCR (Based on UW NCF)                                             1.42
    3.33   125 West 106th Street                UW DSCR (Based on UW NCF)                                             1.42
       6   The Enclave                          UW DSCR (Based on UW NCF)                                             2.03
     145   Lady Lake Shoppes                    UW DSCR (Based on UW NCF)                                             1.43

Annex ID   Black
--------   --------------------------------------
     152                           GECMC 2007-1 R
     145                                       No
     200                           GECMC 2007-1 T
     198                           GECMC 2007-1 T
     111                           Renda, Anthony
           Goodman, John A.; Barbaccia, Cyril G.;
      15      Barbaccia, Lena M.; Marasco, Joseph

           Goodman, John A.; Barbaccia, Cyril G.;
      18      Barbaccia, Lena M.; Marasco, Joseph

     178                       Talbott, Robert S.
      41                                     1.31
     111                                     1.19
       3                                     1.39
     3.5                                     1.39
    3.36                                     1.39
     3.1                                     1.39
    3.12                                     1.39
    3.23                                     1.39
    3.28                                     1.39
    3.29                                     1.39
    3.21                                     1.39
    3.17                                     1.39
    3.19                                     1.39
    3.18                                     1.39
    3.22                                     1.39
    3.26                                     1.39
    3.27                                     1.39
    3.35                                     1.39
    3.31                                     1.39
    3.15                                     1.39
     3.4                                     1.39
    3.11                                     1.39
     3.6                                     1.39
     3.2                                     1.39
     3.1                                     1.39
    3.34                                     1.39
     3.3                                     1.39
     3.9                                     1.39
     3.8                                     1.39
     3.7                                     1.39
    3.13                                     1.39
    3.24                                     1.39
    3.14                                     1.39
    3.16                                     1.39
     3.3                                     1.39
     3.2                                     1.39
    3.25                                     1.39
    3.32                                     1.39
    3.33                                     1.39
       6                                     2.70
     145                                     1.40

ANNEX C

1. With respect to Loan No. 3, with a Cut-off Date Balance of $204,000,000 (representing 4.82% of the Initial Pool Balance and 15.58% of the Group 2 Balance), which Mortgage Loan is secured by the Mortgaged Property identified on Annex A-1 to the April 13 FWP as Manhattan Apartment Portfolio, (i) the underwritten DSCR shown throughout the prospectus supplement is 1.39x, which is based on projected cash flow for 2012, (ii) the "as is" DSCR on net operating income and DSCR on cash flow for TTM 12/31/06 is 0.42x, (iii) the interest rate is 6.2400%, (iv) the lockout period is 17 payments after the loan closing date,
(v) the lockbox is soft at closing, springing hard and cash management is springing upon (a) an event of default or (b) (1) if the collateral reserve is reduced to $2,500,000 or less and (2) the DSCR is not at least 1.20x, (vi) the initial reserves are as follows: (a) Collateral $38,000,000, (b) Insurance $334,403 and (c) Tax $702,610, (vii) the monthly reserves are as follows: (a) Insurance $37,295 and (b) Tax $123,591.

2. With respect to Loan No. 27, with a Cut-off Date Balance of $27,000,000 (representing 0.64% of the Initial Pool Balance and 0.92% of the Group 1 Balance), which Mortgage Loan is secured by the Mortgaged Property identified on Annex A-1 to the April 13 FWP as 1604 Broadway, the underwritten DSCR is based on underwritten cash flows which were derived based on certain assumptions, including that the lease for tenant Sbarro was marked to the current market rental rate. The underwritten DSCR as shown throughout this prospectus supplement is 1.10x and the "as is" DSCR is 0.84x.

3. The section of the April 13 FWP entitled "Description of the Mortgage Pool-Assessments of Property Condition-Earthquake Analyses" is replaced by the following:

Earthquake Analyses. In general, the Mortgage Loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. An architectural and engineering consultant performed an analysis on 42 Mortgaged Properties (securing approximately 21.72% of the aggregate principal balance of the Mortgaged Properties, approximately 24.72% of the aggregate principal balance of the Mortgaged Properties in Loan Group 1 and approximately 15.01% of the aggregate principal balance of the Mortgaged Properties in Loan Group 2) that are located in areas that are considered a high earthquake risk (such as all or parts of the states of Hawaii, Washington, California, Utah, Oregon, Idaho and Nevada and the Commonwealth of Puerto Rico) in order to evaluate the structural and seismic condition of the property and to assess, based primarily on statistical information, the probable maximum loss for the property in an earthquake scenario. Other than with respect to two Mortgaged Properties the Mortgage Loans (identified as Loan No. 103 and 169 on Annex A-1 to this prospectus supplement, representing approximately 0.28% of the Initial Pool Balance and 0.40% of the Loan Group 1 Balance) for which the probable maximum loss was 25.0% and 24.0%, respectively, none of the Mortgaged Properties has a probable maximum loss greater than 20.0%. Although earthquake insurance was not required for Loan No. 103, the related guarantor provided a carveout for uninsured losses due to earthquakes and the replacement cost of improvements was substantially less than the appraised value. Seismic reports were generally not done for manufactured housing properties. Loan No. 169 has earthquake insurance.

ANNEX D

Loan No. 111, with a Cut-off Date Balance of $7,200,000 (representing 0.17% of the Initial Pool Balance and 0.25% of the Group 1 Balance), which Mortgage Loan is secured by the Mortgaged Property identified on Annex A-1 to the April 13 FWP as Prospect Plaza La Jolla, is a senior loan (the "Prospect Plaza La Jolla Mortgage Loan") in a split loan structure. The related subordinate loan (the "Prospect Plaza La Jolla B Note"), with an original principal balance of $422,000, is not included in the trust. The Prospect Plaza La Jolla B Note is currently owned by Mezz Cap Finance, LLC. There is no existing mezzanine debt or permitted future mezzanine debt with respect to the Prospect Plaza La Jolla Whole Loan. The Prospect Plaza La Jolla Whole Loan DSCR is 1.07x and the Prospect Plaza La Jolla Whole Loan LTV Ratio is 77.38%.

Prospect Plaza La Jolla Whole Loan. The holders of the Prospect Plaza La Jolla Mortgage Loan and the Prospect Plaza La Jolla B Note (together, the "Prospect Plaza La Jolla Whole Loan") have entered into an intercreditor agreement that sets forth the respective rights of each of the holders of the Prospect Plaza La Jolla Whole Loan and provides, in general, that:

      o the rights of the holder of the Prospect Plaza La Jolla B Note to receive payments are subordinate to the rights of the holder of the Prospect Plaza La Jolla Mortgage Loan to receive payments of interest, principal and other amounts with respect thereto;

      o prior to the occurrence of (i) the acceleration of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note,
            (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Master Servicer and the holder of the Prospect Plaza La Jolla B Note, and

      o following the occurrence and during the continuance of (i) the acceleration of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note, (ii) a monetary event of default or
            (iii) an event of default triggered by the bankruptcy of the borrower, the holder of the Prospect Plaza La Jolla B Note will not be entitled to receive any payment of principal or interest until the holder of the Prospect Plaza La Jolla Mortgage Loan has been paid all of it unreimbursed costs and expenses, accrued and unpaid non-default interest and unpaid principal in full.

Rights of the Holder of the Prospect Plaza La Jolla B Note

Consent Rights. In general, the written approval of the holder of the Prospect Plaza La Jolla B Note will be required for material approvals and certain other actions with respect to the Prospect Plaza La Jolla Whole Loan and related mortgaged property, including the following:

      o increasing the interest rate or the principal amount of the Prospect Plaza La Jolla Mortgage Loan or increasing in any material respect the related borrower's monetary obligations;

      o decreasing the interest or principal amount of the Prospect Plaza La Jolla B Note;

      o shortening the scheduled maturity date of the Prospect Plaza La Jolla Mortgage Loan;

      o accepting any additional collateral for the Prospect Plaza La Jolla Mortgage Loan unless such collateral also secures the Prospect Plaza La Jolla B Note;

      o releasing the lien of the mortgage securing the Prospect Plaza La Jolla B Note; or

      o modifying any prepayment or defeasance provision of the Prospect Plaza La Jolla Mortgage Loan in a manner materially adverse to the holder of the Prospect Plaza La Jolla B Note.

Notwithstanding any direction to, or approval or disapproval of, or right to give direction to or to approve or disapprove an action of, the Special Servicer or the Master Servicer by the holder of the Prospect Plaza La Jolla B Note, in no event will the Special Servicer or the Master Servicer be required to take any action or refrain from taking any action which would violate any law of any applicable jurisdiction, be inconsistent with the servicing standard, violate the REMIC provisions of the Code or violate any other provisions of the Pooling and Servicing Agreement or the related mortgage loan documents.

The consent rights of the holder of the Prospect Plaza La Jolla B Note will exist only during the time the holder of the Prospect Plaza B Note has the right to purchase the Prospect Plaza La Jolla Mortgage Loan, as described below.

Sale of Defaulted Mortgage Loan. The related intercreditor agreement provides that the holder of the Prospect Plaza La Jolla B Note has the option of purchasing the Prospect Plaza La Jolla Mortgage Loan from the trust by delivering a notice of exercise of option during the 30 day period following notice from the trust of the occurrence of any of the following defaults:

      o any payment of principal or interest on the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note becomes 90 or more days delinquent;

      o the principal balance of the Prospect Plaza La Jolla Mortgage Loan and/or the Prospect Plaza La Jolla B Note has been accelerated;

      o the principal balance of either or both of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note is not paid at maturity;

      o the related borrower files a petition for bankruptcy or is otherwise the subject of a bankruptcy proceeding; or

      o any other event where the cash flow payment under the Prospect Plaza La Jolla B Note has been interrupted and the cash flow waterfall thereunder converted to sequential payments pursuant to the related intercreditor agreement as a result of an event of default.

The purchase price will generally equal the outstanding principal balance of the Prospect Plaza La Jolla Mortgage Loan, together with the accrued and unpaid interest thereon (excluding default interest); any unreimbursed advances, together with unreimbursed interest thereon, relating to the

Prospect Plaza La Jolla Mortgage Loan; any reasonable expenses incurred in enforcing the Prospect Plaza La Jolla Whole Loan; any servicing fees, including special servicing compensation, and trustee's fees payable pursuant to the Pooling and Servicing Agreement but excluding any successor fees or similar fees or termination compensation; and any out of pocket expenses incurred by the trust or any servicer with respect to the Prospect Plaza La Jolla Whole Loan. The purchase option will terminate if the holder of the Prospect Plaza La Jolla B Note does not deliver a notice of exercise of the option generally within 30 days after the date the holder of the Prospect Plaza La Jolla Mortgage Loan has delivered a notice of certain defaults under the Prospect Plaza La Jolla Mortgage Loan and/or the Prospect Plaza La Jolla B Note.

Servicing of the Prospect Plaza La Jolla B Note. The Pooling and Servicing Agreement and the intercreditor agreement will govern the servicing and administration of the Prospect Plaza La Jolla Whole Loan and (and all decisions, consents, waivers, approvals and other actions on the part of the holder of the Prospect Plaza La Jolla Mortgage Loan or the Prospect Plaza La Jolla B Note will be effected in accordance with the Pooling and Servicing Agreement), provided that the holder of the Prospect Plaza La Jolla B Note will be generally entitled to collect debt service payments from the related borrower prior to an event of default.